UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Loan Agreement with NRG Energy, Inc.

As previously disclosed, on July 30, 2014, FuelCell Energy Finance, LLC (“FuelCell Finance”), a wholly owned subsidiary of FuelCell Energy, Inc. (the “Company”), entered into a loan agreement (as amended from time to time, the “NRG Loan Agreement”) with NRG Energy, Inc. (“NRG”) pursuant to which NRG extended a $40 million revolving construction and term financing facility (the “NRG Facility”) to FuelCell Finance for the purpose of accelerating project development by the Company and its subsidiaries.  On December 13, 2018, FuelCell Finance’s wholly owned subsidiary, Central CA Fuel Cell 2, LLC (“Co-Borrower”, and, together with FuelCell Finance, the “Credit Parties”), drew a construction loan advance of approximately $5.8 million under the NRG Facility. In conjunction with this advance, the NRG Loan Agreement was amended on December 13, 2018, and this advance became the last advance under the NRG Facility.  The NRG Loan Agreement was also subsequently amended on March 29, 2019, June 13, 2019, July 11, 2019, and August 8, 2019.

On September 30, 2019, FuelCell Finance, Co-Borrower, and NRG entered into the seventh amendment to the NRG Loan Agreement, which amends the definition of “Maturity Date” under the NRG Loan Agreement.  Pursuant to the seventh amendment, the Maturity Date of each note is now the date that is the earlier of (i) October 31, 2019 and (ii) the date on which FuelCell Finance closes on a corporate refinancing or other form of liquidity; provided, however, in the event NRG determines, in its sole discretion, that the Credit Parties are not making sufficient progress toward the completion of the 2.8 MW Tulare BioMAT project in California, NRG may accelerate the Maturity Date on the date of such determination. In conjunction with the seventh amendment, the Co-Borrower made a principal payment totaling $2.0 million, and the Credit Parties further agreed to make an additional principal payment of $0.5 million on October 15, 2019. At the Maturity Date, the Co-Borrower will owe approximately $3.3 million of principal (assuming the payment of $0.5 million on October 15), an end of term fee of $0.8 million (which was previously agreed to in the third amendment to the NRG Loan Agreement), and accrued interest.

The foregoing summary of the terms of the seventh amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the seventh amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Generate Lending, LLC Construction Loan Agreement

As previously disclosed, on December 21, 2018, the Company, through its indirect wholly-owned subsidiary FuelCell Energy Finance II, LLC (“FCEF II”), entered into a Construction Loan Agreement (as amended from time to time, the “Generate Loan Agreement”) with Generate Lending, LLC (“Generate”) pursuant to which Generate agreed (the “Commitment”) to make available to FCEF II a credit facility in an aggregate principal amount of up to $100.0 million.  In connection with the execution of the Generate Loan Agreement by Generate and FCEF II and concurrently therewith, Generate, FCEF II and the Company entered into a Right to Finance Agreement, which gave the Generate an exclusive right, subject to certain exclusions and exceptions, to provide construction financing through the Generate facility to all of the Company’s stationary fuel cell projects. The amount of the Working Capital Loans (as described in the Generate Loan Agreement) outstanding under the Generate Loan Agreement is $10.0 million. The Generate Loan Agreement was subsequently amended on June 28, 2019 and August 13, 2019.

Pursuant to the terms of the Generate Loan Agreement, Generate had an optional call right which, if exercised, was required to be noticed on or before September 30, 2019 (the “Call Right”). Upon exercise of the Call Right, all of the Working Capital Loans (in an amount equal to $10.0 million), together with all accrued and unpaid interest thereon, were to be due and payable in their entirety, without penalty or premium, on September 30, 2019. On September 27, 2019, Generate issued notice of its decision to exercise its Call Right.

Following the issuance of such notice, FCEF II, Generate, and various project company guarantors entered into the Third Amendment to the Generate Loan Agreement as of September 30, 2019 (the “Third Generate Amendment”).  Under the Third Generate Amendment, FCEF II agreed to a repayment schedule for the Working Capital Loans subject to the Call Right, whereby $3.0 million of outstanding principal of the Working Capital Loans was paid on October 2, 2019. Pursuant to the terms of the Third Generate Amendment, (i) by no later than October 31, 2019, FCEF II must pay to Generate $3.0 million (which will be applied to the outstanding principal balance), (ii) by no later than November 30, 2019, FCEF II must pay to Generate $2.0 million (which will be applied to the outstanding principal balance), and (iii) by no later than December 31, 2019, FCEF II must pay to Generate all remaining principal and accrued interest outstanding on the Working Capital Loans. In addition, under the Third Generate Amendment, Generate has a new call right which is exercisable at any time and the exercise of which will require the outstanding balance of all Working Capital Loans, together with all accrued and unpaid interest thereon, and all other Obligations (as defined in the Generate Loan Agreement) to be paid in their entirety, without penalty or premium, within two business days of exercise of the new call right.

FCEF II further agreed to (i) immediately upon the closing of a debt facility by FCEF II or the Company, repay all of the outstanding Obligations in their entirety, including all accrued and unpaid interest and the principal amount of all Working Capital Loans then outstanding; (ii) provide daily reports to Generate in form and substance reasonably satisfactory to Generate; (iii) use all commercially reasonable efforts to provide information to Generate within three business days of Generate’s request therefor; and (iv) participate in weekly telephonic meetings with Generate. FCEF II further agreed to pay the costs and expenses of Generate associated with the Generate Loan Agreement in the amount of $125,000 no later than five business days after the execution of the Third Generate Amendment.

Concurrently with the execution of the Third Generate Amendment, the Company, FCEF II and Generate entered into the Third Amendment to the Right to Finance Agreement which terminated the Right to Finance Agreement effective after September 30, 2019.

The foregoing summary of the terms of the Third Generate Amendment and the Third Amendment to the Right to Finance Agreement is qualified in its entirety by reference to the full text of the Third Generate Amendment and the Third Amendment to the Right to Finance Agreement, copies of which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, in April 2016, the Company entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for a loan in an aggregate principal amount of up to $25.0 million, subject to various terms and conditions.  The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, December 19, 2018, February 28, 2019, March 29, 2019, May 8, 2019, June 11, 2019, and July 24, 2019 (as amended from time to time, the “Loan and Security Agreement”). The Company’s obligations under the Loan and Security Agreement were secured by a first priority security interest in all of the Company’s tangible and intangible property, including receivables, equipment, fixtures, general intangibles (other than intellectual property), inventory, deposit accounts and cash.

On September 30, 2019, the Company and each of its qualified subsidiaries (Versa Power Systems, Inc. and Versa Power Systems Ltd.), as “Borrower,” certain banks and other financial institutions (Hercules Funding II, LLC), as “Lender,” and Hercules, as administrative agent for itself and Lender, entered into a payoff letter (the “Payoff Letter”), pursuant to which the Company paid off all of its indebtedness to Lender and thereby terminated the Loan and Security Agreement.

Pursuant to the Payoff Letter, the Company paid, on September 30, 2019, a total of $835,178 to the Lender (the “Payoff Amount”), representing the principal, accrued and unpaid interest, fees, costs, and expenses payable under the Loan and Security Agreement, in repayment of Borrower’s outstanding indebtedness under the Loan and Security Agreement. Upon receipt by Lender of the Payoff Amount on September 30, 2019, all of Borrower’s outstanding indebtedness to Lender under the Loan and Security Agreement was paid in full.

Upon the acceptance of the Payoff Letter by Borrower and Lender’s receipt of the Payoff Amount on September 30, 2019, Lender’s commitments to extend further credit to Borrower under the Loan and Security Agreement terminated, all obligations, covenants, debts and liabilities of Borrower under the Loan and Security Agreement were satisfied and discharged in full, the Loan and Security Agreement and all other documents entered into in connection with the Loan and Security Agreement were terminated, all liens or security interests granted to secure the obligations under the Loan and Security Agreement automatically terminated, and all guaranties of the obligations under the Loan and Security Agreement automatically terminated.

The foregoing summary of the terms of the Payoff Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Payoff Letter, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Recent Sales of Common Stock; Recent Payments to Hercules; Completion of Sales Under At Market Issuance Sales Agreement

During the period beginning on September 13, 2019 and ending on (and including) September 27, 2019, the Company issued and sold, under its previously announced “at-the-market” equity program, a total of approximately 23.1 million shares of its common stock at an average sale price of $0.36 per share and raised aggregate gross proceeds of approximately $8.3 million before deducting expenses and commissions. Commissions of approximately $0.2 million were paid to the agent making the sales during such period, resulting in net proceeds to the Company of approximately $8.1 million. The sales were completed pursuant to the At Market Issuance Sales Agreement (the “Sales Agreement”) between the Company, B. Riley FBR, Inc. and Oppenheimer & Co. Inc., dated June 13, 2018, which the Company filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2018.

Net proceeds of such sales totaling approximately $2.3 million have been used to pay the outstanding balance of the Company’s senior secured credit facility with Hercules in full, and, as discussed above, all indebtedness under the Hercules facility has been paid off.

The shares sold under the Sales Agreement were issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-215530), previously filed with the SEC on January 12, 2017, and declared effective by the SEC on February 24, 2017. A prospectus supplement related to the Company’s at-the-market equity program was also filed with the SEC on June 13, 2018. This Current Report on Form 8-K does not constitute and shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of shares of the Company’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

With the sales described in this Item 8.01, the Company has sold an aggregate of approximately $50.0 million of common stock under the Sales Agreement, which exhausts the value of the shares available for sale under the Sales Agreement.  Accordingly, no further sales will be made under the Sales Agreement.

Conversions of Series D Convertible Preferred Stock

On October 1, 2019, the holders of the Series D Convertible Preferred Stock of the Company (“Series D Preferred Stock”) converted all of their remaining shares of Series D Preferred Stock into 92,737 shares of the Company’s common stock at a conversion price of $0.27.  Following these conversions, no shares of Series D Preferred Stock remain outstanding.

As of October 1, 2019, there were 183,548,478 shares of common stock of the Company, par value $0.0001 per share, outstanding, after taking into account the conversion of the Series D Preferred Stock into common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Seventh Amendment to Loan Agreement, dated as of September 30, 2019, by and among FuelCell Energy Finance, LLC, Central CA Fuel Cell 2, LLC, and NRG Energy, Inc.

10.2

Third Amendment to Construction Loan Agreement, dated as of September 30, 2019, by and among FuelCell Energy Finance II, LLC, Bakersfield Fuel Cell 1, LLC, BRT Fuel Cell, LLC, CR Fuel Cell, LLC, Yaphank Fuel Cell, LLC, Homestead Fuel Cell 1, LLC, Derby Fuel Cell, LLC and Generate Lending, LLC.

10.3	Third Amendment to Right to Finance Agreement, dated as of September 30, 2019, by and among FuelCell Energy, Inc., FuelCell Energy Finance II, LLC and Generate Lending, LLC.

10.4	Payoff Letter, dated September 30, 2019, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC. (1)

(1)  Certain attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted attachments to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 2, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer